Exhibit 32

Certifications pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted).

I, Zhen Qin, Chief Executive Officer of Linkhome Holdings Inc.,

and

I, Na Li, Chief Financial Officer of Linkhome Holdings Inc., certify that:

1.	We have reviewed this quarterly report on Form 10-Q of Linkhome Holdings Inc. for the period ended September 30, 2025;

2.	Based on our knowledge, this quarterly report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

3.	Based on our knowledge, the financial statements, and other information included in this quarterly report, fairly present in all material respects the financial condition and results of operations of the registrant as of, and for, the periods presented in this quarterly report.

Date: November 13, 2025
/s/ Zhen Qin
Zhen Qin
Chief Executive Officer

Date: November 13, 2025
/s/ Na Li
Na Li
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Linkhome Holdings Inc. and will be retained by Linkhome Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.